EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Sino-Biotics, Inc., a Delaware corporation (the “Company”) on Form 10-KSB for the year ending December 31, 2004, and for the transitional year ending September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Curtis Hunsinger, President, Chief Executive Officer, Chief Operations Officer (Principal

Executive Officer) and Sole Director of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Sino-Biotics, Inc., and will be retained by Sino-Biotics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/   Curtis Hunsinger

Curtis Hunsinger, President, Chief Executive

Officer, Chief Operations Officer (Principal

Executive Officer), Sole Director

Date:  January 29, 2006